Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 2400, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Third Quarter 2022 Results and

Declares Third Quarter 2022 Distribution of $0.75 per Unit

HOUSTON, November 3, 2022 - Natural Resource Partners L.P. (NYSE:NRP) today reported third quarter 2022 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	September 30, 2022
Operating cash flow (1)	$82,496	$253,111
Free cash flow (2)	83,012	254,731
Cash flow cushion (last twelve months) (2)		129,607

Net income	$74,555	$260,915
Adjusted EBITDA (2)	85,625	308,750

(1)	Operating cash flow for the nine months ended September 30, 2022 was $197,950.
(2)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

•Generated record free cash flow of $83 million in the third quarter of 2022, and $199 million in the first nine months of 2022

•Closed new five-year, $130 million revolving credit facility

•Announced full repayment of outstanding 9.125% Senior Notes due 2025

•Executed second subsurface carbon dioxide ("CO2") sequestration lease

•Pro-forma leverage ratio of 0.6x following the repayment of 9.125% Senior Notes, down from 4.6x as of June 30, 2021

“NRP's record year continues with third quarter free cash flow generation of $83 million, bringing our year-to-date free cash flow to $199 million, primarily due to the strong results of our Mineral Rights segment," stated Craig Nunez, NRP’s president and chief operating officer. “It is fitting that the 20th anniversary of the Partnership's initial public offering coincides with the best operating performance in our history. Not only has this year been exceptional from a free cash flow perspective, but we continue to execute on our strategy to de-risk the capital structure and grow our carbon neutral portfolio. During the third quarter, we closed a new five-year revolving credit facility that increased our borrowing capacity from $100 million to $130 million. We also announced the redemption of our outstanding 9.125% Senior Notes due 2025 and fully repaid the Senior Notes in October. After giving effect to the redemption, NRP has permanently retired $249 million of debt this year. In the third quarter we also executed our second subsurface CO2 sequestration lease for an estimated carbon storage capacity of at least 500 million metric tons of CO2. NRP currently has approximately 140,000 acres of pore space under lease for carbon sequestration with estimated potential CO2 storage capacity of at least 800 million metric tons. We continue to believe that de-risking the Partnership and leveraging our asset footprint in this regard, while continuing to provide unitholder distributions, is the right strategy to maximize unitholder value.”

NRP announced today that the Board of Directors of its general partner declared a cash distribution of $0.75 per common unit to be paid on November 22, 2022 to unitholders of record on November 15, 2022. In addition, the board declared a $7.5 million cash distribution on its outstanding preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the board determines is necessary for future operating and capital needs.

NRP's liquidity was $190.9 million at September 30, 2022, consisting of $60.9 million of cash and $130.0 million of borrowing capacity available under its recently amended revolving credit facility.

Segment Performance

Mineral Rights

Mineral Rights net income for the third quarter of 2022 increased $35.6 million as compared to the prior year period. Free cash flow for the third quarter increased $42.0 million as compared to the prior year period. These increases were primarily due to stronger metallurgical coal demand and pricing in 2022. Approximately 65% of coal royalty revenues and approximately 40% of coal royalty sales volumes were derived from metallurgical coal in the third quarter of 2022.

Metallurgical and thermal coal prices remain supported by ongoing tightness in the supply-demand balance for coal. Many operators are limited in their ability to increase production due to ongoing labor shortages, global supply chain interruptions, and access to capital. Thermal coal prices are further supported by the European Union's ban on Russian coal due to the war in Ukraine, as well as increased natural gas prices and demand for electricity. While metallurgical markets are seeing weakened demand for steel, and thermal markets continue to face ongoing environmental and political pressures, supply constraints should provide continued support for metallurgical and thermal coal prices for the foreseeable future.

NRP continues to identify alternative revenue opportunities across its large portfolio of land and mineral assets. NRP owns the rights to sequester CO2 on approximately 3.5 million acres of pore space in the southern United States. As announced previously, in the first quarter of 2022 NRP executed its first subsurface CO2 sequestration lease on 75,000 acres of underground pore space NRP owns in southwest Alabama with the potential to store over 300 million metric tons of CO2. In October of 2022, NRP announced its second subsurface CO2 transaction with the execution of a lease for approximately 65,000 acres of pore space controlled by NRP near southeast Texas with estimated storage capacity of at least 500 million metric tons of CO2. In total, NRP has approximately 140,000 acres of pore space under lease for carbon sequestration with estimated CO2 storage capacity of 800 million metric tons. While the timing and likelihood of additional cash flows being realized from these activities is uncertain, NRP believes its large ownership footprint throughout the United States will provide additional opportunities to create value in this regard and position NRP as a key beneficiary of the transitional energy economy with minimal capital investment.

Soda Ash

Soda Ash net income in the third quarter of 2022 increased $7.9 million as compared to the prior year period primarily as a result of increased international sales prices. Free cash flow in the third quarter of 2022 increased $10.3 million as compared to the prior year period due to Sisecam Wyoming reinstating its regular quarterly cash distributions beginning in the fourth quarter of 2021.

Supply interruptions in China and input cost inflation which significantly increased the global marginal cost of soda ash production led to historically high soda ash prices in the third quarter of 2022.  Though soda ash demand weakened in many parts of the world during the third quarter due to slowing global economic growth and lower construction activity in China, Sisecam Wyoming remained sold-out as it took advantage of its low-cost position to profitably export soda ash. Consequently, Sisecam Wyoming delivered strong financial results in the third quarter of 2022.

Corporate and Financing

Corporate and Financing costs in the third quarter of 2022 decreased $1.6 million as compared to the prior year period primarily due to lower interest expense resulting from less debt outstanding, partially offset by the loss on early extinguishment of debt. Free cash flow in the third quarter of 2022 was relatively flat as compared to the prior year period.

During the third quarter of 2022, NRP repaid $60.5 million of debt and refinanced, upsized, and extended its credit facility to $130 million due 2027. In October of 2022, NRP fully retired its outstanding $121.4 million of 9.125% Senior Notes due 2025 at its redemption price of 102.281%, utilizing cash on hand and $70 million of borrowings under its new credit facility. After giving effect to this redemption, NRP's remaining total debt outstanding is $189.4 million.

Additionally, in August of 2022, NRP paid a second quarter 2022 cash distribution of $0.75 per common unit of NRP and a $7.5 million cash distribution on the preferred units.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://conferencingportals.com/event/kfJdSHYP. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and redemption of PIK units, common unit distributions and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per unit data)	2022	2021	2022	2022	2021
Revenues and other income
Royalty and other mineral rights	$81,379	$47,884	$79,333	$231,795	$114,422
Transportation and processing services	5,969	2,171	5,612	15,377	6,545
Equity in earnings of Sisecam Wyoming	14,556	6,672	14,643	44,036	11,246
Gain on asset sales and disposals	354	68	345	699	243
Total revenues and other income	$102,258	$56,795	$99,933	$291,907	$132,456

Operating expenses
Operating and maintenance expenses	$7,898	$8,354	$10,015	$25,989	$19,076
Depreciation, depletion and amortization	6,850	5,182	5,847	16,565	15,145
General and administrative expenses	4,518	4,052	5,052	14,037	11,550
Asset impairments	812	57	43	874	4,116
Total operating expenses	$20,078	$17,645	$20,957	$57,465	$49,887

Income from operations	$82,180	$39,150	$78,976	$234,442	$82,569

Other expenses, net
Interest expense, net	$(5,141)	$(9,652)	$(8,108)	$(22,636)	$(29,308)
Loss on extinguishment of debt	(2,484)	—	(4,048)	(6,532)	—
Total other expenses, net	$(7,625)	$(9,652)	$(12,156)	$(29,168)	$(29,308)

Net income	$74,555	$29,498	$66,820	$205,274	$53,261
Less: income attributable to preferred unitholders	(7,500)	(7,961)	(7,500)	(22,500)	(23,530)
Net income attributable to common unitholders and the general partner	$67,055	$21,537	$59,320	$182,774	$29,731

Net income attributable to common unitholders	$65,714	$21,106	$58,134	$179,119	$29,136
Net income attributable to the general partner	1,341	431	1,186	3,655	595

Net income per common unit
Basic	$5.25	$1.71	$4.65	$14.36	$2.36
Diluted	3.71	1.10	3.29	10.24	1.98

Net income	$74,555	$29,498	$66,820	$205,274	$53,261
Comprehensive income (loss) from unconsolidated investment and other	289	4,204	(4,013)	(1,179)	7,469
Comprehensive income	$74,844	$33,702	$62,807	$204,095	$60,730

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2022	2021	2022	2022	2021
Cash flows from operating activities
Net income	$74,555	$29,498	$66,820	$205,274	$53,261
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	6,850	5,182	5,847	16,565	15,145
Distributions from unconsolidated investment	10,339	—	10,486	34,055	3,920
Equity earnings from unconsolidated investment	(14,556)	(6,672)	(14,643)	(44,036)	(11,246)
Gain on asset sales and disposals	(354)	(68)	(345)	(699)	(243)
Loss on extinguishment of debt	2,484	—	4,048	6,532	—
Asset impairments	812	57	43	874	4,116
Bad debt expense	1	2,069	(388)	641	1,715
Unit-based compensation expense	1,429	1,118	1,339	4,216	2,837
Amortization of debt issuance costs and other	215	653	1,297	1,887	1,899
Change in operating assets and liabilities:
Accounts receivable	2,494	(9,163)	(5,033)	(10,118)	(12,332)
Accounts payable	210	182	73	223	89
Accrued liabilities	278	357	2,047	(4,831)	(839)
Accrued interest	3,177	7,262	(7,413)	3,014	6,971
Deferred revenue	(7,519)	(2,652)	(2,259)	(17,094)	(2,121)
Other items, net	2,081	2,236	1,204	1,447	3,471
Net cash provided by operating activities	$82,496	$30,059	$63,123	$197,950	$66,643

Cash flows from investing activities
Proceeds from asset sales and disposals	$353	$74	$346	$699	$249
Return of long-term contract receivable	575	540	563	1,138	1,622
Capital expenditures	(59)	—	—	(59)	—
Net cash provided by investing activities	$869	$614	$909	$1,778	$1,871

Cash flows from financing activities
Debt repayments	$(60,494)	$—	$(120,474)	$(197,665)	$(19,061)
Distributions to common unitholders and the general partner	(9,571)	(5,671)	(9,570)	(24,813)	(16,973)
Distributions to preferred unitholders	(7,500)	(3,921)	(7,500)	(22,500)	(11,591)
Acquisition of non-controlling interest in BRP	—	—	—	—	(1,000)
Redemption of preferred units paid-in-kind	—	—	—	(19,579)	—
Other items, net	(4,219)	—	(2,722)	(9,754)	(690)
Net cash used in financing activities	$(81,784)	$(9,592)	$(140,266)	$(274,311)	$(49,315)

Net increase (decrease) in cash and cash equivalents	$1,581	$21,081	$(76,234)	$(74,583)	$19,199
Cash and cash equivalents at beginning of period	59,356	97,908	135,590	135,520	99,790
Cash and cash equivalents at end of period	$60,937	$118,989	$59,356	$60,937	$118,989

Supplemental cash flow information:
Cash paid for interest	$1,729	$1,898	$15,128	$18,501	$20,829
Non-cash investing and financing activities:
Preferred unit distributions paid-in-kind	—	3,921	—	—	11,591

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	September 30,	December 31,
(In thousands, except unit data)	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$60,937	$135,520
Accounts receivable, net	34,726	24,538
Other current assets, net	1,228	2,723
Total current assets	$96,891	$162,781
Land	24,008	24,008
Mineral rights, net	421,351	437,697
Intangible assets, net	15,168	16,130
Equity in unconsolidated investment	284,806	276,004
Long-term contract receivable, net	29,570	31,371
Other long-term assets, net	7,216	5,832
Total assets	$879,010	$953,823
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$2,179	$1,956
Accrued liabilities	5,913	10,297
Accrued interest	4,227	1,213
Current portion of deferred revenue	8,886	11,817
Current portion of long-term debt, net	89,989	39,102
Total current liabilities	$111,194	$64,385
Deferred revenue	35,882	50,045
Long-term debt, net	148,734	394,443
Other non-current liabilities	5,231	5,018
Total liabilities	$301,041	$513,891
Commitments and contingencies
Class A Convertible Preferred Units (250,000 and 269,321 units issued and outstanding at September 30, 2022 and December 31, 2021, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at September 30, 2022 and December 31, 2021)	$164,587	$183,908
Partners’ capital
Common unitholders’ interest (12,505,996 and 12,351,306 units issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	$358,332	$203,062
General partner’s interest	5,054	1,787
Warrant holders’ interest	47,964	47,964
Accumulated other comprehensive income	2,032	3,211
Total partners’ capital	$413,382	$256,024
Total liabilities and partners' capital	$879,010	$953,823

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income	Capital
Balance at December 31, 2021	12,351	$203,062	$1,787	$47,964	$3,211	$256,024
Net income (1)	—	62,621	1,278	—	—	63,899
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,603)	(155)	—	—	(7,758)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,754)	—	—	—	(1,754)
Capital contribution	—	—	112	—	—	112
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,545	2,545
Balance at March 31, 2022	12,506	$250,767	$2,909	$47,964	$5,756	$307,396
Net income (1)	—	65,484	1,336	—	—	66,820
Distributions to common unitholders and the general partner	—	(9,379)	(191)	—	—	(9,570)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)
Unit-based awards amortization and vesting	—	1,231	—	—	—	1,231
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(4,013)	(4,013)
Balance at June 30, 2022	12,506	$300,753	$3,904	$47,964	$1,743	$354,364
Net income (1)	—	73,064	1,491	—	—	74,555
Distributions to common unitholders and the general partner	—	(9,380)	(191)	—	—	(9,571)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)
Unit-based awards amortization and vesting	—	1,245	—	—	—	1,245
Comprehensive income from unconsolidated investment and other	—	—	—	—	289	289
Balance at September 30, 2022	12,506	$358,332	$5,054	$47,964	$2,032	$413,382

(1)

Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income	Capital
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524
Net income (1)	—	8,213	168	—	—	8,381
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)
Issuance of unit-based awards	90	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	215	—	—	—	215
Capital contribution	—	—	32	—	—	32
Comprehensive income from unconsolidated investment and other	—	—	—	—	732	732
Balance at March 31, 2021	12,351	$132,377	$394	$66,816	$1,054	$200,641
Net income (2)	—	15,074	308	—	—	15,382
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,571)	(155)	—	—	(7,726)
Unit-based awards amortization and vesting	—	515	—	—	—	515
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,533	2,533
Balance at June 30, 2021	12,351	$134,836	$434	$66,816	$3,587	$205,673
Net income (3)	—	28,909	589	—	—	29,498
Distributions to common unitholders and the general partner	—	(5,558)	(113)	—	—	(5,671)
Distributions to preferred unitholders	—	(7,687)	(156)	—	—	(7,843)
Unit-based awards amortization and vesting	—	959	—	—	—	959
Comprehensive income from unconsolidated investment and other	—	—	—	—	4,204	4,204
Balance at September 30, 2021	12,351	$151,459	$754	$66,816	$7,791	$226,820

(1)

Net income includes $7.7 million of income attributable to preferred unitholders that accumulated during the period, of which $7.6 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

(2)

Net income includes $7.8 million of income attributable to preferred unitholders that accumulated during the period, of which $7.7 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

(3)	Net income includes $8.0 million of income attributable to preferred unitholders that accumulated during the period, of which $7.8 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended September 30, 2022 and 2021 and June 30, 2022:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2022
Revenues	$87,348	$14,556	$—	$101,904
Gain on asset sales and disposals	354	—	—	354
Total revenues and other income	$87,702	$14,556	$—	$102,258
Asset impairments	$812	$—	$—	$812
Net income (loss)	$72,173	$14,525	$(12,143)	$74,555
Adjusted EBITDA (1)	$79,835	$10,308	$(4,518)	$85,625
Cash flow provided by (used in) continuing operations:
Operating activities	$75,948	$10,309	$(3,761)	$82,496
Investing activities	$928	$—	$(59)	$869
Financing activities	$—	$—	$(81,784)	$(81,784)
Distributable cash flow (1)	$76,876	$10,309	$(3,820)	$83,365
Free cash flow (1)	$76,523	$10,309	$(3,820)	$83,012

For the Three Months Ended September 30, 2021
Revenues	$50,055	$6,672	$—	$56,727
Gain on asset sales and disposals	68	—	—	68
Total revenues and other income	$50,123	$6,672	$—	$56,795
Asset impairments	$57	$—	$—	$57
Net income (loss)	$36,606	$6,596	$(13,704)	$29,498
Adjusted EBITDA (1)	$41,845	$(76)	$(4,052)	$37,717
Cash flow provided by (used in) continuing operations:
Operating activities	$33,968	$(36)	$(3,873)	$30,059
Investing activities	$614	$—	$—	$614
Financing activities	$—	$—	$(9,592)	$(9,592)
Distributable cash flow (1)	$34,582	$(36)	$(3,873)	$30,673
Free cash flow (1)	$34,508	$(36)	$(3,873)	$30,599

For the Three Months Ended June 30, 2022
Revenues	$84,945	$14,643	$—	$99,588
Gain on asset sales and disposals	345	—	—	345
Total revenues and other income	$85,290	$14,643	$—	$99,933
Asset impairments	$43	$—	$—	$43
Net income (loss)	$69,408	$14,620	$(17,208)	$66,820
Adjusted EBITDA (1)	$75,298	$10,463	$(5,052)	$80,709
Cash flow provided by (used in) continuing operations:
Operating activities	$70,351	$10,430	$(17,658)	$63,123
Investing activities	$909	$—	$—	$909
Financing activities	$—	$—	$(140,266)	$(140,266)
Distributable cash flow (1)	$71,260	$10,430	$(17,658)	$64,032
Free cash flow (1)	$70,914	$10,430	$(17,658)	$63,686

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the nine months ended September 30, 2022 and 2021:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2022
Revenues	$247,172	$44,036	$—	$291,208
Gain on asset sales and disposals	699	—	—	699
Total revenues and other income	$247,871	$44,036	$—	$291,907
Asset impairments	$874	$—	$—	$874
Net income (loss)	$204,548	$43,931	$(43,205)	$205,274
Adjusted EBITDA (1)	$221,987	$33,950	$(14,037)	$241,900
Cash flow provided by (used in) continuing operations:
Operating activities	$194,475	$33,934	$(30,459)	$197,950
Investing activities	$1,837	$—	$(59)	$1,778
Financing activities	$(614)	$—	$(273,697)	$(274,311)
Distributable cash flow (1)	$196,312	$33,934	$(30,518)	$199,728
Free cash flow (1)	$195,613	$33,934	$(30,518)	$199,029

For the Nine Months Ended September 30, 2021
Revenues	$120,967	$11,246	$—	$132,213
Gain on asset sales and disposals	243	—	—	243
Total revenues and other income	$121,210	$11,246	$—	$132,456
Asset impairments	$4,116	$—	$—	$4,116
Net income (loss)	$82,980	$11,115	$(40,834)	$53,261
Adjusted EBITDA (1)	$102,265	$3,789	$(11,550)	$94,504
Cash flow provided by (used in) continuing operations:
Operating activities	$91,958	$3,817	$(29,132)	$66,643
Investing activities	$1,871	$—	$—	$1,871
Financing activities	$(1,132)	$—	$(48,183)	$(49,315)
Distributable cash flow (1)	$93,829	$3,817	$(29,132)	$68,514
Free cash flow (1)	$92,580	$3,817	$(29,132)	$67,265

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per ton data)	2022	2021	2022	2022	2021
Coal sales volumes (tons)
Appalachia
Northern	440	422	392	1,260	947
Central	3,503	3,199	3,484	10,238	8,824
Southern	498	642	312	1,171	1,058
Total Appalachia	4,441	4,263	4,188	12,669	10,829
Illinois Basin	3,490	2,689	3,403	8,395	7,987
Northern Powder River Basin	835	1,047	699	2,772	2,291
Gulf Coast	188	13	67	324	13
Total coal sales volumes	8,954	8,012	8,357	24,160	21,120

Coal royalty revenue per ton
Appalachia
Northern	$6.74	$7.18	$11.84	$9.48	$5.57
Central	9.04	5.74	12.19	10.85	4.91
Southern	9.78	11.61	17.67	14.28	9.82
Illinois Basin	2.57	2.33	2.07	2.30	2.13
Northern Powder River Basin	4.56	3.71	4.74	4.24	3.59
Gulf Coast	0.59	0.54	0.57	0.58	0.54
Combined average coal royalty revenue per ton	5.85	4.87	7.54	7.08	3.99

Coal royalty revenues
Appalachia
Northern	$2,965	$3,031	$4,640	$11,946	$5,272
Central	31,680	18,357	42,461	111,121	43,308
Southern	4,872	7,452	5,513	16,725	10,390
Total Appalachia	39,517	28,840	52,614	139,792	58,970
Illinois Basin	8,967	6,261	7,061	19,331	17,044
Northern Powder River Basin	3,805	3,881	3,314	11,751	8,222
Gulf Coast	111	7	38	187	7
Unadjusted coal royalty revenues	52,400	38,989	63,027	171,061	84,243
Coal royalty adjustment for minimum leases	(19)	(6,557)	(82)	(286)	(18,148)
Total coal royalty revenues	$52,381	$32,432	$62,945	170,775	$66,095

Other revenues
Production lease minimum revenues	$1,885	$3,235	$65	$3,542	$10,241
Minimum lease straight-line revenues	4,778	4,808	4,674	14,235	15,773
Carbon neutral initiative revenues	8,600	—	—	8,600	—
Wheelage revenues	2,977	1,964	4,379	11,073	5,589
Property tax revenues	1,360	1,466	1,695	4,527	4,522
Coal overriding royalty revenues	1,367	757	682	2,307	3,592
Lease amendment revenues	759	1,519	811	2,450	3,159
Aggregates royalty revenues	884	429	1,037	2,691	1,339
Oil and gas royalty revenues	6,170	1,154	2,906	10,890	3,420
Other revenues	218	120	139	705	692
Total other revenues	$28,998	$15,452	$16,388	$61,020	$48,327
Royalty and other mineral rights	$81,379	$47,884	$79,333	$231,795	$114,422
Transportation and processing services revenues	5,969	2,171	5,612	15,377	6,545
Gain on asset sales and disposals	354	68	345	699	243
Total Mineral Rights segment revenues and other income	$87,702	$50,123	$85,290	$247,871	$121,210

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2022
Net income (loss)	$72,173	$14,525	$(12,143)	$74,555
Less: equity earnings from unconsolidated investment	—	(14,556)	—	(14,556)
Add: total distributions from unconsolidated investment	—	10,339	—	10,339
Add: interest expense, net	—	—	5,141	5,141
Add: loss on extinguishment of debt	—	—	2,484	2,484
Add: depreciation, depletion and amortization	6,850	—	—	6,850
Add: asset impairments	812	—	—	812
Adjusted EBITDA	$79,835	$10,308	$(4,518)	$85,625

For the Three Months Ended September 30, 2021
Net income (loss)	$36,606	$6,596	$(13,704)	$29,498
Less: equity earnings from unconsolidated investment	—	(6,672)	—	(6,672)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	9,652	9,652
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	5,182	—	—	5,182
Add: asset impairments	57	—	—	57
Adjusted EBITDA	$41,845	$(76)	$(4,052)	$37,717

For the Three Months Ended June 30, 2022
Net income (loss)	$69,408	$14,620	$(17,208)	$66,820
Less: equity earnings from unconsolidated investment	—	(14,643)	—	(14,643)
Add: total distributions from unconsolidated investment	—	10,486	—	10,486
Add: interest expense, net	—	—	8,108	8,108
Add: loss on extinguishment of debt	—	—	4,048	4,048
Add: depreciation, depletion and amortization	5,847	—	—	5,847
Add: asset impairments	43	—	—	43
Adjusted EBITDA	$75,298	$10,463	$(5,052)	$80,709

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2022
Net income (loss)	$204,548	$43,931	$(43,205)	$205,274
Less: equity earnings from unconsolidated investment	—	(44,036)	—	(44,036)
Add: total distributions from unconsolidated investment	—	34,055	—	34,055
Add: interest expense, net	—	—	22,636	22,636
Add: loss on extinguishment of debt	—	—	6,532	6,532
Add: depreciation, depletion and amortization	16,565	—	—	16,565
Add: asset impairments	874	—	—	874
Adjusted EBITDA	$221,987	$33,950	$(14,037)	$241,900

For the Nine Months Ended September 30, 2021
Net income (loss)	$82,980	$11,115	$(40,834)	$53,261
Less: equity earnings from unconsolidated investment	—	(11,246)	—	(11,246)
Add: total distributions from unconsolidated investment	—	3,920	—	3,920
Add: interest expense, net	24	—	29,284	29,308
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	15,145	—	—	15,145
Add: asset impairments	4,116	—	—	4,116
Adjusted EBITDA	$102,265	$3,789	$(11,550)	$94,504

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended September 30, 2022
Net cash provided by (used in) operating activities of continuing operations	$75,948	$10,309	$(3,761)	$82,496
Add: proceeds from asset sales and disposals	353	—	—	353
Add: return of long-term contract receivable	575	—	—	575
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$76,876	$10,309	$(3,820)	$83,365
Less: proceeds from asset sales and disposals	(353)	—	—	(353)
Free cash flow	$76,523	$10,309	$(3,820)	$83,012

Net cash provided by (used in) investing activities	$928	$—	$(59)	$869
Net cash used in financing activities	—	—	(81,784)	(81,784)

For the Three Months Ended September 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$33,968	$(36)	$(3,873)	$30,059
Add: proceeds from asset sales and disposals	74	—	—	74
Add: return of long-term contract receivable	540	—	—	540
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$34,582	$(36)	$(3,873)	$30,673
Less: proceeds from asset sales and disposals	(74)	—	—	(74)
Free cash flow	$34,508	$(36)	$(3,873)	$30,599

Net cash provided by investing activities	$614	$—	$—	$614
Net cash used in financing activities	—	—	(9,592)	(9,592)

For the Three Months Ended June 30, 2022
Net cash provided by (used in) operating activities of continuing operations	$70,351	$10,430	$(17,658)	$63,123
Add: proceeds from asset sales and disposals	346	—	—	346
Add: return of long-term contract receivable	563	—	—	563
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$71,260	$10,430	$(17,658)	$64,032
Less: proceeds from asset sales and disposals	(346)	—	—	(346)
Free cash flow	$70,914	$10,430	$(17,658)	$63,686

Net cash provided by investing activities	$909	$—	$—	$909
Net cash used in financing activities	—	—	(140,266)	(140,266)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Nine Months Ended September 30, 2022
Net cash provided by (used in) operating activities of continuing operations	$194,475	$33,934	$(30,459)	$197,950
Add: proceeds from asset sales and disposals	699	—	—	699
Add: return of long-term contract receivable	1,138	—	—	1,138
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$196,312	$33,934	$(30,518)	$199,728
Less: proceeds from asset sales and disposals	(699)	—	—	(699)
Less: acquisition costs	—	—	—	—
Free cash flow	$195,613	$33,934	$(30,518)	$199,029

Net cash provided by (used in) investing activities	$1,837	$—	$(59)	$1,778
Net cash used in financing activities	(614)	—	(273,697)	(274,311)

For the Nine Months Ended September 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$91,958	$3,817	$(29,132)	$66,643
Add: proceeds from asset sales and disposals	249	—	—	249
Add: return of long-term contract receivable	1,622	—	—	1,622
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$93,829	$3,817	$(29,132)	$68,514
Less: proceeds from asset sales and disposals	(249)	—	—	(249)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$92,580	$3,817	$(29,132)	$67,265

Net cash provided by investing activities	$1,871	$—	$—	$1,871
Net cash used in financing activities	(1,132)	—	(48,183)	(49,315)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Cash Flow Cushion

	For the Three Months Ended
(In thousands)	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	Last 12 Months
Net cash provided by operating activities of continuing operations	$55,161	$52,331	$63,123	$82,496	$253,111
Add: proceeds from asset sales and disposals	—	—	346	353	699
Add: return of long-term contract receivable	541	—	563	575	1,679
Less: maintenance capital expenditures	—	—	—	(59)	(59)
Distributable cash flow	$55,702	$52,331	$64,032	$83,365	$255,430
Less: proceeds from asset sales and disposals	—	—	(346)	(353)	(699)
Free cash flow	$55,702	$52,331	$63,686	$83,012	$254,731
Less: mandatory Opco debt repayments	(20,335)	(16,697)	(2,365)	—	(39,397)
Less: preferred unit distributions and redemption of PIK units	(3,980)	(27,079)	(7,500)	(7,500)	(46,059)
Less: common unit distributions	(5,672)	(5,672)	(9,570)	(9,571)	(30,485)
Less: warrant cash settlement	(9,183)	—	—	—	(9,183)
Cash flow cushion	$16,532	$2,883	$44,251	$65,941	$129,607

Leverage Ratio

	For the Three Months Ended
(In thousands)	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	Last 12 Months
Net income	$55,641	$63,899	$66,820	$74,555	$260,915
Less: equity earnings from unconsolidated investment	(10,625)	(14,837)	(14,643)	(14,556)	(54,661)
Add: total distributions from unconsolidated investment	7,350	13,230	10,486	10,339	41,405
Add: interest expense, net	9,568	9,387	8,108	5,141	32,204
Add: loss on extinguishment of debt	—	—	4,048	2,484	6,532
Add: depreciation, depletion and amortization	3,930	3,868	5,847	6,850	20,495
Add: asset impairments	986	19	43	812	1,860
Adjusted EBITDA	$66,850	$75,566	$80,709	$85,625	$308,750

Debt—at September 30, 2022					$240,819
Less: Redemption of 9.125% Senior Notes					(121,396)
Add: October 2022 draw on revolving credit facility					70,000
Pro-Forma Debt—at September 30, 2022					$189,423

Leverage Ratio (1)					0.8 x

Pro-Forma Leverage Ratio at September 30, 2022					0.6 x

(1)

Leverage Ratio is calculated as the outstanding principal of NRP's debt as of September 30, 2022 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of September 30, 2022, was 0.8x as calculated under the indenture governing NRP's 2025 parent company notes.

	For the Three Months Ended
(In thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	Last 12 Months
Net income	$7,216	$14,687	$8,381	$15,382	$45,666
Less: equity earnings from unconsolidated investment	(1,986)	(5,528)	(1,973)	(2,601)	(12,088)
Add: total distributions from unconsolidated investment	—	—	3,920	—	3,920
Add: interest expense, net	10,254	10,077	9,973	9,683	39,987
Add: depreciation, depletion and amortization	2,111	3,013	5,092	4,871	15,087
Add: asset impairments	934	2,668	4,043	16	7,661
Adjusted EBITDA	$18,529	$24,917	$29,436	$27,351	$100,233

Debt—at June 30, 2021					$458,819

Leverage Ratio (1)					4.6 x

(1)	Leverage Ratio is calculated as the outstanding principal of NRP's debt as of June 30, 2021 divided by the last twelve months' Adjusted EBITDA.

-end-